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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): March 7, 2002




                              STEEL DYNAMICS, INC.

             (Exact name of registrant as specified in its charter)



          Indiana                        0-21719                 35-1929476
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
incorporation or organization)                              Identification No.)



         6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

              (Address of principal executive officers) (Zip Code)

               Registrant's telephone number, including area code:
                                  260-459-3553


          (Former name or former address, if changed since last report)
                                 Not Applicable
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ITEM 5.  OTHER EVENTS.

On February 5, 2002, the Registrant announced its preliminary unaudited financial results for the three- and twelve-month periods ended December 31, 2001. However, on March 7, 2002, the Registrant reached an understanding to settle one of the two remaining lawsuits related to its terminated Thailand advisory transaction, which was outstanding on December 31, 2001, as described in Item 1 ("Legal Proceedings") of Part II of Registrant's Report on Form 10-Q, filed November 7, 2001. The Registrant expects to enter into a settlement agreement shortly. Accordingly, Registrant is reflecting the settlement cost of $2.3 million in excess of available insurance proceeds in its financial results for 2001.

For the year ended December 31, 2001, the Registrant had earnings of $3.1 million. Annual sales revenue for 2001 was $607 million, on consolidated shipments of 2.0 million tons, as compared with sales revenue of $692.6 million, on shipments of 1.9 million tons during 2000. During the year, capital expenditures were $90.7 million and start-up costs were $19.5 million, all primarily related to the Registrant's structural and rail mini-mill and the Iron Dynamics scrap substitute facility.

In the fourth quarter 2001, the Registrant experienced its first quarterly operating loss since achieving profitability in 1996, recording a net loss of $5.3 million. Sales for the fourth quarter 2001 were $138.5 million, on consolidated shipments of 465,000 tons as compared with sales revenue of $152.4 million on consolidated shipments of 464,000 tons during the same period in 2000. Registrant incurred a charge of $3.4 million related to the anticipated uncollectible accounts receivable associated with the Metals USA bankruptcy during the fourth quarter of 2001, accounting for approximately $0.05 of Registrant's fourth quarter loss per diluted share of $0.12. The litigation settlement accounted for $0.03 of that loss.

Capital expenditures of $38.6 million and start-up costs of $3.1 million in the fourth quarter were primarily related to Registrant's structural steel and rail mini-mill.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS.

99.3 Steel Dynamics, Inc. Unaudited Consolidated Statements of Operations for the three- and twelve-month periods ended December 31, 2001

ITEM 9.  REGULATION FD DISCLOSURE.

Exhibit 99.3 annexed hereto is not filed but is furnished pursuant to Regulation FD.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.


                                    STEEL DYNAMICS, INC.



Date:  March 14, 2002               By: /s/ Tracy L. Shellabarger
                                        Tracy L. Shellabarger
                                        Title:  Secretary





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                                INDEX TO EXHIBITS


Exhibit    Description


99.3 Steel Dynamics, Inc. Unaudited Consolidated Statements of Operations for the three- and twelve-month periods ended December 31, 2001





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